Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:
David Roy	Tara Humphreys
Investor Relations	Corporate Communications
(781) 902-8033	+353 1 637 2146
david.roy@iona.com	tara.humphreys@iona.com
IONA APPOINTS CHRISTOPHER MIRABILE AS CFO
DUBLIN, Ireland & WALTHAM, Mass. - January 14, 2008 - IONA® Technologies (NASDAQ: IONA), a world leader in distributed service-oriented architecture (SOA) infrastructure solutions for performance-demanding IT environments, today announced the appointment of Christopher Mirabile, IONA’s General Counsel, to the position of CFO. Christopher is replacing Robert C. McBride, who is retiring at the end of January. Bob has served as the CFO for the past two years and will assist in an advisory capacity to ensure a smooth transition.
Peter Zotto, IONA CEO, commented, “I am very pleased that Christopher will take an expanded role on the IONA executive team. Since becoming General Counsel and a member of the senior management team in 2003, Christopher has been involved in the key strategic and operational aspects of IONA. He has a deep understanding of our industry and the key trends which affect IONA. As advisor to the IONA Board of Directors, Christopher has excellent relations with our directors and is intimately knowledgeable about their priorities. Christopher provides continuity as we continue to capitalize on IONA’s strong assets and return IONA to profitable growth.”
Mr Zotto added, “On behalf of the management team and the Board of Directors, we would also like to thank Bob McBride for his commitment to IONA, record our appreciation for his contribution during his tenure at the company, and wish him well in his retirement.”

About Christopher Mirabile
Mr Mirabile joined IONA in 1997, serving as Senior Counsel from 1997 to 2000 and as Corporate Counsel from 2000 until 2003 when he became IONA’s General Counsel. He was previously a lawyer within the business group of Testa, Hurwitz & Thibeault, LLP of Boston, Massachusetts, where he represented both private and publicly-owned companies on corporate and securities law, public and private securities offerings and mergers & acquisitions.
While at Testa, Hurwitz & Thibealt, Mr Mirabile represented IONA Technologies PLC in its initial public offering. Before beginning his legal practice, he was a management consultant with Price Waterhouse’s Strategic Consulting Group.
Mr Mirabile holds a law degree from Boston College Law School and received his undergraduate degree with honors from Colgate University.
About IONA
For more than a decade, IONA® Technologies (NASDAQ: IONA) has been a world leader in delivering high-performance integration solutions for Global 2000 IT environments. IONA pioneered standards-based integration with its CORBA-based Orbix® products. IONA’s Artix™, an advanced SOA infrastructure suite enables customers to leverage service-oriented architecture to streamline and modernize IT environments. The FUSE™ family of open source distributed SOA infrastructure products allows customers to take advantage of the economic benefits associated with the use of open source software.
IONA is headquartered in Dublin, Ireland, with U.S. headquarters in Waltham, Massachusetts and offices worldwide. For additional information about IONA, visit our Web site at http://www.iona.com.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning expectations regarding future operating performance, and economic and market conditions. The forward-looking statements made are neither promises nor guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated or indicated, including risks and uncertainties relating to growth in market demand for service oriented architectures and enterprise service bus software; volume, timing and seasonal patterns of product sales; impact of competitive products and pricing; delays or issues with the development, launch and market acceptance of new and improved products; undetected errors in software; the integration of any future acquisitions; anticipated tax rates; and general economic conditions, including their effect on the acquisition of new accounts and the time required to close sales transactions. For a more detailed discussion of the risks and uncertainties, please refer to our most recent annual report (on Form 20-F) and other periodic reports and registration statements filed with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements in this press release, which are current only as of the date when made. You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and IONA disavows and disclaims any obligation to do so.
Trademarks
IONA, IONA Technologies, the IONA logo, Orbix, High Performance Integration, Artix, FUSE and Making Software Work Together are trademarks or registered trademarks of IONA Technologies PLC and/or its subsidiaries. CORBA is a trademark or registered trademark of the Object Management Group, Inc. in the United States and other countries. All other trademarks that may appear herein are the property of their respective owners.